Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-04685, 333-28933, 333-63147, 333-81925, 333-86581, 333-40356, 333-89966, 333-97571, 333-110703 and 333-115987 of Itron, Inc. on Form S-8 of our report dated March 8, 2004 (August 26, 2004, as to Notes 19, 21 and 22), which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets in 2002, appearing in this Current Report on Form 8-K of Itron, Inc.

/s/ Deloitte & Touche
August 31, 2004